UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe St., Suite 500

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(800) 587-8170 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 § CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 § CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2025, Coya Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of three Class III directors and (2) the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm. The final voting results were as follows:

1. The election of Howard Berman, Ph.D., Arun Swaminathan, Ph.D., and Ann Lee, Ph.D., as Class III directors to hold office for a term of three years, until their successors are duly elected and qualified or they are otherwise unable to complete their respective terms. The votes were cast for this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
Howard Berman, Ph.D.	5,821,649	505,761	4,096,866
Arun Swaminathan, Ph.D.	6,324,520	2,890	4,096,866
Ann Lee, Ph.D.	5,779,312	548,098	4,096,866

2. The proposal to ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
10,355,085	68,851	340	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: June 26, 2025	By:	/s/ Arun Swaminathan Ph.D.
Arun Swaminathan
Chief Executive Officer